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                                                                     Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby  consent to the use of our report  dated  February  28, 1997 on the consolidated financial statements of Benedek Communications Corporation and Subsidiaries and the consolidated supplemental schedule II included in or made a part of its Annual Report on Form 10-K for the year ended December 31, 1996 filed with the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "Selected Consolidated Financial Data" in such Annual Report.

                                                  /s/ McGLADREY & PULLEN, LLP

Rockford, Illinois
March 26, 1997